Exhibit 1.2

Merrill Lynch, Pierce, Fenner & Smith Incorporated One Bryant Park New York, New York 10036	Wells Fargo Securities, LLC 375 Park Avenue New York, New York 10152

September 3, 2009

CBL & Associates Properties, Inc.

CBL & Associates Limited Partnership

2030 Hamilton Place Blvd., Suite 500

Chattanooga, Tennessee

Ladies and Gentlemen:

We hereby make reference to the Underwriting Agreement, dated June 9, 2009 (the “Underwriting Agreement”) by and among CBL & Associates Properties, Inc., a Delaware corporation (the “Company”), CBL & Associates Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), and the several underwriters named in Schedule A thereto (the “Underwriters”), for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC (f/k/a Wachovia Capital Markets, LLC) acted as representatives.

Pursuant to Section 3(m) of the Underwriting Agreement, the Company covenanted with the Underwriters to use its best efforts to authorize not less than one billion additional shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) as soon as practicable after the date of the Underwriting Agreement.

You have represented to us that: (i) the Company has provided notice of a Special Meeting of Stockholders to be held on September 21, 2009 (the “Special Meeting”) to, among other things, act upon a proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares of the Company’s Common Stock from 180,000,000 to 1,000,000,000 shares (the “Proposal”); (ii) under applicable Delaware law and the provisions of the Certificate of Incorporation, increasing the Company’s authorized Common Stock requires the approval of holders of a majority of the Company’s issued and outstanding Common Stock; (iii) because (A) the proxy advisory firm, Glass Lewis & Co., has issued its report recommending a vote against the Proposal, primarily due to the size of the requested increase, (B) the Company's largest shareholder, representing approximately 13% of the outstanding Common Stock, has advised the Company of its intention to vote against the Proposal, and (C) shareholders representing an estimated 26% of the outstanding Common Stock have indicated concerns regarding the size of the Proposal or have indicated that the Proposal involves a larger increase than is approved under their normal guidelines, the Company believes that it is unlikely that they will be able to obtain the requisite approval to increase the number of authorized shares of the Company’s Common Stock to 1,000,000,000 shares at the Special Meeting; and (iv) the Company believes that it is

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reasonably likely that it could obtain the requisite approval to increase the number of authorized shares of the Company’s Common Stock to not less than 325,000,000 shares.

Based on the foregoing representations, the Underwriters hereby waive the covenant contained in Section 3(m) of the Underwriting Agreement, provided that the Company promptly uses its best efforts to cause the Company to have authorized not less than 325,000,000 shares of Common Stock as soon as practicable after the date of the date hereof.

Very truly yours,

Merrill Lynch, Pierce, Fenner & Smith Incorporated By: /s/ Jack Vissicchio Name: Jack Vissicchio Title: Managing Director	Wells Fargo Securities, LLC By: /s/ Michael W. Cummings Name: Michael W. Cummings Title: Managing Director
For themselves and as Representatives of the several Underwriters named in Schedule A to the Underwriting Agreement.

Confirmed and Accepted

as of the date first above written

CCBL & ASSOCIATES PROPERTIES, INC.

By:     /s/ John N. Foy

Name:     John N. Foy
Title:      Vice Chairman of the Board

          and Chief Financial Officer

CBL & ASSOCIATES LIMITED PARTNERSHIP
By: CBL Holdings I, Inc., its general partner

By:     /s/ John N. Foy

Name:     John N. Foy
Title:      Vice Chairman of the Board
          and Chief Financial Officer

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